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Exhibit 10.19

TENTH AMENDED AND RESTATED REVOLVING NOTE

$8,000,000.00	Dated as of: December 23, 2004 Bloomington, Minnesota

        FOR VALUE RECEIVED, the undersigned, Appliance Recycling Centers of America, Inc., a Minnesota corporation, whose principal place of business is located at 7400 Excelsior Boulevard, Minneapolis, MN 55426 ("Borrower") promises to pay to the order of SPECTRUM COMMERCIAL SERVICES COMPANY, a Minnesota corporation (the "Lender") at its office in Bloomington, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of (i) Eight Million and 00/100 Dollars ($8,000,000.00), or (ii) the aggregate unpaid principal amount of all advances and/or extensions of credit made by the Lender to Borrower pursuant to this Note as shown in the records of any present or future holder of this Note, whichever is less, plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year, at an annual rate equal to 2.95% per annum in excess of the Prime Rate (as defined below) (the "Initial Rate"), and that shall change when and as said Prime Rate shall change; provided, however, that (i) in no event shall the interest rate in effect hereunder at any time be less than 7.5% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $37,500.00 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. Interest is due and payable on the first day of each calendar month and at maturity. The term "Prime Rate" shall have the meaning defined in the General Credit and Security Agreement between Borrower and Lender, as may be amended from time to time (the "Agreement"). Notwithstanding the foregoing, after an Event of Default, this Note shall bear interest until fully paid at five percent (5%) per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect hereunder at any time be less than 12.5% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $62,500 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. Borrower also shall pay the holder of this Note a late fee equal to 10% of any payment under this Note that is more than 10 days past due.

        In the event Borrower earns a certain net profit as described in the Agreement, then the Initial Rate may be reduced to two and 45/100ths percent (2.45%) in excess of the Prime Rate (the "Adjusted Rate") all as described in the Agreement. Further, in the event Borrower opts to invoke the "Interest Discount" (as defined in the Agreement), the rate may also be reduced. [See the Agreement for the circumstances and requirements regarding possible interest rate reductions, all of which are incorporated herein by reference].

        All interest, principal, and any other amounts owing hereunder are due on December 31, 2007 (or as may be amended or extended on a year to year basis pursuant to the terms of the Agreement) or earlier UPON DEMAND by Lender or any holder hereof, and Lender specifically reserves the absolute right to demand payment of all such amounts at any time, with or without advance notice, for any reason or no reason whatsoever.

        All or any part of the unpaid balance of this Note may be prepaid upon sixty days prior written notice, provided, however, that if this Note is fully pre-paid prior to December 31, 2007 (or if the due date is amended or extended, the then current maturity date hereof), then there may be a prepayment charge as described in the Agreement. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, "and third to the payment of principal. Amounts may be advanced and readvanced under this Note at the Lender's sole and absolute discretion, provided the principal balance outstanding shall not exceed the amount first above written. Neither the Lender nor any other person has any obligation to make any advance or readvance under this Note.

        The occurrence of any of the following events shall constitute an Event of Default under this Note: (i) any default in the payment of this Note; or (ii) the occurrence of an Event of Default as defined in the Agreement. As described in the Agreement, upon the occurrence of certain Events of Default, all amounts outstanding under this Note (including unpaid principal, interest and other charges due or accruing hereunder) may be and shall become immediately due and payable without any declaration, notice, presentment, protest, demand or dishonor of any kind ("Acceleration") (all of which are hereby waived by Borrower) and Borrower's ability to obtain any additional credit extensions or advances under this Note shall be immediately and automatically terminated. Upon the occurrence of other Events of Default where Acceleration does not occur, and at any time thereafter while an Event of Default is continuing, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become due and payable for the entire unpaid principal balance of this Note plus accrued interest and other incurred on this Note without any presentment, protest, demand, dishonor or other notice of any kind, and thereafter Borrower's ability to obtain any additional credit extensions or advances under this Note shall be immediately and automatically terminated.

        Borrower: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees that when or at any time after this Note becomes due the then holder of this Note may offset or charge the full amount owing on this Note against any account then maintained by Borrower with such holder of this Note without notice; (iii) agrees to pay on demand all fees, costs and expenses of all present and future holders of this Note in connection with this Note and any security and guaranties for this Note, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (iv) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security of guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by Borrower against the Lender or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued (at the sole option of Lender or the holder hereof) in either the District Court of Dakota or Hennepin County, Minnesota, or the United States District Court, District of Minnesota. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder. The maker agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in the District Court of Hennepin County, Minnesota.

        In the event a court of competent jurisdiction determines that the Interest Rate, fees, interest charges or other charges charged by Lender are deemed to violate any usury laws or any other law, then, such fees, charges, interest and/or Interest Rate or other provision shall be accordingly and retroactively adjusted or modified to comply with the highest rate allowed under applicable law. Further, if any provision or application of any provision of this Note (including but not limited to any provision.relating to the calculation of interest or the imposition of other fees or charges) is held unlawful or unenforceable in any respect (including but not limited to any usury or similar law), such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Note shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. Borrower waives notice of acceptance hereof.

        No waiver of any right or remedy under this Note shall be valid unless in writing executed by an authorized officer of the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. The undersigned, if more than one, shall be jointly and severally liable under this Note, and the term "Borrower" or "undersigned," wherever used in this Note, shall mean the undersigned or anyone or more of them. This Note shall bind Borrower and its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

RESTATED

        This Note amends and restates, but does not repay, that certain Ninth Amended and Restated Revolving Note dated as of July 1, 2004 (as it may have subsequently been amended and/or restated) made by Borrower payable to the order of Lender in the original principal amount of $10,000,000.00

        BORROWER HEREBY REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE BORROWER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. BORROWER ALSO AGREES THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES. BORROWER WAIVES ITS RIGHT TO TRIAL BY JURY.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC. "Borrower"
	By	/s/ EDWARD R. CAMERON, PRES. Edward R. Cameron, Chief Executive
..STATE OF MINNESOTA	) ) ss
COUNTY OF Hennepin

        On this 23 day of December, 2004, before me, a Notary Public within and for said county, personally appeared Edward R. Cameron who being by me duly sworn did say that he is the Chief Executive Officer of APPLIANCE RECYCLING CENTERS OF AMERICA, INC. and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Seal:		/s/ RACHEL L. HOLMES Notary Signature
RACHEL L HOLMES NOTARY PUBLIC—MINNESOTA My Commission Expires Jan. 31, 2009

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  Exhibit 10.19
TENTH AMENDED AND RESTATED REVOLVING NOTE